UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street,	15th Floor
Dallas,	Texas	75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 6, 2021, MoneyGram International, Inc. (the “Company”) announced that it has appointed Hilary Jackson to be its new Chief Operating Officer. The appointment is effective April 26, 2021.
Ms. Jackson, 41, most recently served as the Chief Operating Officer for Selene Holdings. Prior to joining Selene, Hilary held multiple executive roles at Capital One, including Head of Technology for Top of House Products within Capital One’s Financial Services division, and Head of Home Loans Servicing.
Hilary also spent 12 years at Bank of America, where she provided executive leadership in the mortgage lines of business. Within mortgage servicing, she led risk assessment and analytics, horizontal business controls, business transformation, strategic implementation, program management, and loss mitigation operations. She also held executive leadership roles within the mortgage originations and sales organizations. Hilary started her career as a financial analyst with a nationwide medical practice management company.
Hilary holds a Bachelor of Business Administration in Finance from Texas A&M University – Commerce and a Master of Business Administration degree from Texas Tech University.
In connection with her appointment as the Company’s Chief Operating Officer, the Company will pay Ms. Jackson an annual base salary of $450,000, and she will be entitled to a sign-on long-term incentive award pursuant to the Company’s Amended and Restated 2005 Omnibus Incentive Plan with a value of $1,200,000. The long-term incentive award will be split between Performance Cash (25%), Performance RSUs (25%) and time-based RSUs (50%). One-third of the award will vest (subject to performance conditions, as applicable, and subject to continued employment) on each anniversary of the grant date of the award. Ms. Jackson will be eligible for annual long-term incentive awards in the future as approved by the Human Resources and Nominating Committee of the Board of Directors.
Ms. Jackson will be entitled to vacation and participation in the Company’s standard employee benefits under standard Company plans and policies. For 2021, she will have an opportunity to earn an annual cash incentive award with a target amount of 80% of base salary. She will also enter into the standard form of Executive Severance Agreement with the Company upon hire.
There are no arrangements or understandings between Ms. Jackson and any other person pursuant to which she was appointed as an officer. She does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. Jackson’s appointment is furnished hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 6, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
Date:	April 6, 2021
		By:	/s/ Robert L. Villasenor
		Name:	Robert L. Villasenor
		Title:	General Counsel, Corporate Secretary and Chief Administrative Officer